Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054
Phone (408) 956-8000
Fax (408) 956-8730
Nayna Signs Definitive Agreement to Acquire
Professional Satellite & Communications (ProSAT)
With $40 Million Revenue

Major Expansion Into US Residential Market To Substantially Boost Revenue

Santa Clara, Calif., USA - February 6, 2007 - Nayna Networks, Inc., (OTCBB: NAYN), a provider of next generation network solutions headquartered in Santa Clara, California, today announced it has entered into a definitive agreement to acquire privately-held Professional Satellite & Communications, LLC (ProSATTM) headquartered in San Diego, California. ProSAT is a recognized supplier of residential broadband satellite solutions with about 125 employees. This acquisition is the latest step in Nayna’s expansion into fast-growth high bandwidth markets. After the acquisition, Nayna expects to have about 175 employees globally including US and India. The company plans to expand its India operations significantly to provide customer retention and support for ProSAT operations.

Subject to final audit, ProSAT generated more than $40 million in revenues with over $3 million in net income for the year ending in 2006. Pursuant to the terms of the definitive agreement, subject to various standard closing conditions and approvals, Nayna will acquire all of ProSAT’s outstanding membership interests in an all-stock transaction that is anticipated to close within 30 days. At closing, Nayna will issue 16 million shares of restricted Nayna stock to the members of ProSAT. In addition, 2 million of the shares to be issued at closing will be held in escrow for fifteen months to satisfy any indemnification claims by Nayna. Additionally 2 million shares will be issued in the form of stock options to current ProSAT employees after the formal close of this transaction.

ProSAT is a leading third party marketing and customer acquisition vehicle for DIRECTVTM and offers standard and High Definition Television equipment (HDTV), installation throughout the United States. Satellite TV services provided by DIRECTV including premium channel offerings. Equipment and installation include: standard and elliptical dish antennas, receivers, Digital Video Recorders (DVRs), set-top-boxes and sophisticated high definition (HD) equipment. The market demand for desirable HDTV quality offerings makes ProSAT a very competitive supplier in the market place.

“This is a win-win for both our companies, ProSAT is very strong in sales and customer relationships, while Nayna has a strong background in networking technology and engineering development,” said Kory Madison, president and co-founder, ProSAT. “We are confident that together we will be able to aggressively follow-up on opportunities that maximize our joint value potential.”

Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054
Phone (408) 956-8000
Fax (408) 956-8730

“We are excited about the synergies from both the companies,” said Naveen Bisht, president and CEO, Nayna Networks. “From a geographical prospective, ProSAT has a USA focus that balances Nayna’s traditionally international focus. From a sales cycle, ProSAT’s shorter cycle residential focus balances Nayna’s traditional longer cycle service provider focus. Combining the strengths of both the companies makes it very appealing for pursuing long-term growth opportunities while simultaneously providing enhanced short-term revenues.”

About Professional Satellite & Communications, LLC

ProSAT was formed in 1997 and currently has its main facilities located at 5590 Morehouse Drive, San Diego, CA 92121 USA. ProSAT has established itself as a leading third party marketing and customer acquisition agent for DIRECTV. The company has leveraged its unique proprietary marketing formula and highly productive sales model to earn the distinction as a leading independent distribution partner for the marketing and sales of DIRECTV satellite programming. ProSAT is well positioned to benefit from the rapid growth of Direct Broadcast Satellite (DBS). More information is available at http://www.2getdtv.com/

About Nayna Networks, Inc.

Nayna Networks, Inc. delivers next generation network solutions including VoIP, IP based TV, RF based TV and high-speed Internet. More information is available at http://www.nayna.com/.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements relating to the planned expansion of operations in India, the market for residential broadband satellite and home security solutions, the integration of ProSAT’s service offerings into Nayna Networks, and the timeframe during which the merger is expected to close. Statements regarding future events are based on the parties' current expectations and are necessarily subject to associated risks related to, among other things, the potential impact on the business of ProSAT due to uncertainty about the merger, the retention of employees of ProSAT, the ability of Nayna to successfully integrate ProSAT's services, technology and operations and to achieve planned synergies. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For more information regarding Forward Looking Statements and related risks, see the "Risk Factors" section of Nayna's filings with the SEC. The company undertakes no obligation to revise or update any forward looking statements for any reason.

Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054
Phone (408) 956-8000
Fax (408) 956-8730

All products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

Contact Information

Nayna Networks, Inc.
Jim Connor, Marketing, 408-956-8000 x 831
jim@nayna.com